UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 4, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

                    (646) 443-2380

(Registrant’s telephone number, including area code)

                                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 4, 2015, Corporate Resource Services, Inc. (“CRS”) and each of its subsidiaries, Corporate Resource Development Inc., Diamond Staffing Services, Inc., Insurance Overload Services, Inc., TS Staffing Services, Inc., Accountabilities, Inc. and Integrated Consulting Group, Inc. (together the “Company”), entered into a letter agreement further amending their account purchase agreements (each an “Account Purchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) (the “February 4, 2015 Amendment”). The February 4, 2015 Amendment included an acknowledgement that: (i) events of termination have occurred and are continuing under the Account Purchase Agreements including as a result of the failure of the Company to repay in full, on or before January 31, 2015, all indebtedness of the Company to Wells Fargo; (ii) Wells Fargo has no obligation to make advances, or to purchase accounts under the Account Purchase Agreements except in its sole and absolute discretion; (iii) in the event Wells Fargo elects, in its sole discretion, to make advances, or to purchase accounts under the Account Purchase Agreements, it may thereafter cease doing so at any time and for any reason without notice; and (iv) Wells Fargo has the right to demand immediate repayment of all indebtedness and obligations of the Company under the Account Purchase Agreements.

The Company agreed to retain and appoint Robert Riiska of Focus Management Group USA, Inc. as the Chief Restructuring Officer (the “CRO”) of CRS and each entity subject to the Account Purchase Agreements, and the Company further agreed that the CRO will be vested with all power, authority and responsibility as set forth in a retention agreement annexed to the February 4, 2015 Amendment. No payments or transfers of any funds received or controlled by the Company may be made without the prior approval of the CRO, and the CRO will supervise and oversee the sale, liquidation and/or transition of the assets and customer contracts of the Company.

The Company also agreed, among other things, to deliver to Wells Fargo a forecast of daily cash receipts, cash disbursements covering the period through and including February 28, 2015 (the "Budget") and evidence, satisfactory to Wells Fargo, that the Company has issued an invoice for all accounts that, pursuant to the terms thereof, are eligible to be invoiced as of such date. Any failure to comply with the terms and conditions of the February 4, 2015 Amendment will constitute an additional termination event under each Account Purchase Agreement.

Each Account Purchase Agreement was amended to increase the rate used to (i) calculate the Wells Fargo discount prior to the occurrence of an event of termination by two (2) percentage points in excess of the highest rate otherwise used under the Account Purchase Agreements; and (ii) calculate the Wells Fargo discount on and after the occurrence of an event of termination (excluding for this purpose the default specified in the February 4, 2015 Amendment) by two (2) percentage points in excess of the highest rate otherwise used under the Account Purchase Agreements to calculate the Wells Fargo discount on and after the occurrence of an event of termination.

In addition to all other fees, charges, interest and expenses payable to Wells Fargo under the Account

Purchase Agreements, the Company agreed to pay an amendment fee of $500,000.

A copy of the letter agreement with Wells Fargo is filed as Exhibit 10.52 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit 10.52	Letter Agreement Amendment dated February 4, 2015 to the Amendment to the Account Purchase Agreement dated December 3, 2014, by and between Wells Fargo Bank, National Association and the Company and certain of its subsidiaries (including Focus Management Group USA, Inc. work project authorization).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2015	Corporate Resource Services, Inc.

	By	/s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer